UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2009

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Jo-Ann Stores, Inc. ("Jo-Ann") has promoted Travis Smith, currently Executive Vice President, Merchandising and Marketing, to Chief Operating Officer, effective February 1, 2009. Mr. Smith will retain his existing responsibilities for merchandising, marketing, product sourcing and inventory management, while adding responsibility for store operations and supply chain logistics. Mr. Smith will continue to report to Darrell Webb, Chairman, President and Chief Executive Officer.

Mr. Smith, age 36, has been Executive Vice President, Merchandising and Marketing of Jo-Ann since July 31, 2006. For eight years prior to assuming this role, he held merchandising and marketing positions of increasing responsibility with Fred Meyer, a division of The Kroger Company. Immediately prior to joining Jo-Ann, Mr. Smith was Senior Vice President, General Merchandise of Fred Meyer.

Mr. Smith's employment agreement has not been amended in connection with the promotion.

Mr. Smith was not appointed as an executive officer of Jo-Ann, or promoted, pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

January 23, 2009	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary